    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2001

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                V.F. CORPORATION
               (Exact Name of Registrant as Specified in Charter)


    PENNSYLVANIA                                                23-1180120
    (State or Other Jurisdiction                         (I.R.S. Employer Identification Number)
    of Incorporation or Organization)

                              628 GREEN VALLEY ROAD
                        GREENSBORO, NORTH CAROLINA 27408
              (Address of Registrant's Principal Executive Offices)

                          1996 STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                            CANDACE S. CUMMINGS, ESQ.
         VICE PRESIDENT - ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                                V.F. CORPORATION
                                 P.O. BOX 21488
                        GREENSBORO, NORTH CAROLINA 27420
                     (Name and address of agent for service)

                                 (336) 547-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                             PROPOSED
                                             MAXIMUM
                                             OFFERING        PROPOSED MAXIMUM     AMOUNT OF
TITLE OF SHARES TO BE        AMOUNT TO BE    PRICE PER       AGGREGATE OFFERING   REGISTRATION
REGISTERED                   REGISTERED (2)  SHARE (3)       PRICE (3)            FEE
--------------------------------------------------------------------------------------------------

Common Stock
(no par value; stated
capital $1.00 per share)
(1)                          7,000,000       $35.56          $248,920,000.00      $62,230.00
--------------------------------------------------------------------------------------------------

(1) In addition, this registration statement registers an indeterminate number of rights (the "Rights") to purchase Series A Participating Cumulative Preferred Stock pursuant to the terms of a certain Rights Agreement between the Company and First Chicago Trust Company of New York, as Rights Agent, as amended. No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of: (a) interests to be offered or sold pursuant to the employee benefit plan described herein, and
(b) additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1996 Stock Compensation Plan for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the registrant.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of shares of Common Stock on the New York Stock Exchange consolidated reporting system on August 7, 2001.


                                Explanatory Note

       Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, no par value, stated capital $1.00 per share, of V.F. Corporation (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to the Company's 1996 Stock Compensation Plan.

       The contents of Registration Statement on Form S-8 as filed on August 4, 1997, Registration No. 333-32789, as amended, and the contents of Registration Statement on Form S-8 as filed on July 30, 1999, Registration No. 333-84193, as amended, are incorporated by reference into this Registration Statement.

       This Registration Statement also constitutes Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-32789 and Post Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-84193, filed by V.F. Corporation with the Securities and Exchange Commission on August 4, 1997 and July 30, 1999, respectively.


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



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents which have been filed by V.F. Corporation ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

              (a) the Company's Annual Report on Form 10-K for the year ended December 30, 2000;

              (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

              (c) the description of the Common Stock, no par value per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A dated April 27, 1965 filed pursuant to section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and the Company's Registration Statements on Form 8-A dated May 8, 1987 and January 23, 1998 filed pursuant to section 12(b) of the Exchange Act, which contain descriptions of the Common Stock of the Company and certain rights relating to the Common Stock, and any amendment or reports filed for the purpose of updating such descriptions.

              All documents and any amendments thereto filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICER.

              Section 1741 of the Pennsylvania Business Corporation Law, as amended (the "BCL"), provides that a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an



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


action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 1742 of the BCL provides that in the case of actions by or in the right of the corporation, a corporation may indemnify any such persons only against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action and only if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation provided that no such indemnification is permitted in respect to any claim, issue or matter as to which such person is adjudged liable to the corporation, except to the extent that a court determines that indemnification is proper under the circumstances. The BCL further provides under Section 1743 that to the extent that a representative of a corporation that has been successful on the merits or otherwise in defending any action (even one on behalf of the corporation), he is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. The By-Laws of the Company provide for indemnification of the officers or directors of the Company to the fullest extent permissible under the BCL.

              The indemnification provided for under the BCL is not exclusive of any other rights of indemnification. Under Section 1746 of the BCL a corporation may maintain insurance on behalf of any of the persons referred to above against liability asserted against any of them and incurred in or arising out of any capacity referred to above, whether or not the corporation would have the power to indemnify against such liabilities under the BCL. Section 518 of the Pennsylvania Associations Code ("Section 518") provides that a Pennsylvania corporation shall have the power, by action of the shareholders, directors or otherwise, to indemnify a person as to action in his official capacity and as to action in another capacity while holding that office for any action taken or any failure to take any action, whether or not the corporation would have the power to indemnify the person under any other provision of law (including Section 1741 and 1742 of the BCL), except as provided in Section 518, and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Indemnification is not authorized pursuant to Section 518 in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. In addition to the power to advance expenses under the BCL, Section 518 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay Such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Section 518 permits a business corporation to create a fund, under the control of a trustee or otherwise, to secure or insure in any manner its



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


indemnification obligations whether arising under or pursuant to Section 518 or otherwise. The Company's By-Laws provide that any person made a party to any lawsuit by reason of being a director or officer of the Company may be indemnified by the Company, to the fullest extent permitted by Pennsylvania law, against the reasonable expenses, including attorneys' fees, incurred by the director or officer in connection with the defense of such lawsuit. The By-Laws further provide that a director of the Company shall not be personally liable for monetary damages arising from any action taken or any failure to act by the director unless (a) the director has breached or failed to perform the duties of a director under Section 512 of the Pennsylvania Associations Code or as such law may be amended from time to time and (b) the breach of duty constituted self-dealing, willful misconduct or recklessness. The limitation on a director's personal liability for monetary damages does not apply to a director's criminal liability or liability for taxes.

              The Company maintains directors' and officers' liability insurance for expenses for which indemnification is permitted by Pennsylvania Business Corporation Law and Section 518. These insurance policies insure the Company against amounts which it may become obligated to pay as indemnification to directors and officers and insures its directors and officers against losses (except fines, penalties and other matters uninsurable under law) arising from any claim made against them on account of any alleged "wrongful act" in their official capacity. A wrongful act is defined as "any breach of any duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors and officers or B so alleged by any claimant on any matter claimed against them solely by reason of their being such directors or officers," subject to certain exclusions. Directors and officers are also insured against losses (except fines, penalties and other matters uninsurable under law) arising out of the insured's breach of fiduciary duty, subject to certain exclusions.

ITEM7.        EXCEPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8. EXHIBITS.

       Exhibit No.          Description
       -----------          -----------

        5.1                 Opinion of Pepper Hamilton LLP.

       23.1                 Consent of PricewaterhouseCoopers LLP.

       23.2                 Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

       24.1                 Power of Attorney.


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


       *99.1                1996 Stock Compensation Plan, as amended as of April 24, 2001.

-------------------------
*Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.


ITEM 9.       UNDERTAKINGS.

              The undersigned registrant hereby undertakes as follows:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)    To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (1) (i) and (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greensboro, North Carolina on the 13th day of August, 2001.

                                      V.F. CORPORATION

                                      By:  /s/ Mackey J. McDonald
                                         ------------------------------
                                           Mackey J. McDonald
                                           Chairman of the Board, President and
                                           Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                         TITLE                                   DATE
---------                         -----                                   ----


/s/ Mackey J. McDonald            Chairman of the Board,                  August 13, 2001
-------------------------         President and Chief Executive
Mackey J. McDonald                Officer

/s/ Robert K. Shearer             Vice President - Finance and            August 13, 2001
-----------------------------     Chief Financial Officer
Robert K. Shearer

/s/ Robert A. Cordaro             Vice President - Controller and         August 13, 2001
---------------------------       Chief Accounting Officer
Robert A. Cordaro

DIRECTORS
---------

Erskine B. Bowles*            Barbara S. Feigin*        Mackey J. McDonald*
Edward E. Crutchfield*        George Fellows*           M. Rust Sharp*
Juan Ernesto de Bedout*       Daniel R. Hesse*
Ursula F. Fairbairn*          Robert J. Hurst*
                              W. Alan McCollough*


Date:  August 13, 2001                  * By:     /s/ Mackey J. McDonald
                                              ---------------------------------
                                              Mackey J. McDonald,
                                              Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibit
Number            Document
------            --------

5.1               Opinion of Pepper Hamilton LLP.
23.1              Consent of PricewaterhouseCoopers LLP.
24.1              Power of Attorney.



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